Exhibit 23(g)(viii) under Form N-1A
                                       Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT E

                                     to the

                                Custody Agreement

                         BILTMORE EMERGING MARKETS FUND

                                  COMPENSATION

For the services to be provided to the Biltmore Emerging Markets Fund (the "Fund") pursuant to the Custody Agreement, the Trust shall pay the custodian an annual fee calculated based upon the average daily net assets of each series and payable monthly as follows:

            $0 to $250 million                  - 5.0 b.p.
            $250 million to 500 million         - 3.0 b.p.
            Over $500 million                   - 1.0 b.p.

Transaction Fees

            $12.00                              DTC Transaction
             12.00 Federal Reserve Book Entry Transaction
             25.00 Physical Transaction, Non-Fed/Non-DTC Transaction
             10.00 Wire Transfers

Out-of-pocket expenses including telephone, legal, postage and insurance, telex, telecopier, supplies, stationery and forms.